EXHIBIT 10.7

         THIS LEASE,  Made this 22nd day of December,  1999,  by and between MIE
Properties,   Inc.,  as  agent  for  owner,   herein  called   "Landlord",   and
International Dispensing Corporation, herein called "Tenant".

         WITNESSETH, That in consideration of the rental hereinafter agreed upon, and the performance of the conditions and covenants hereinafter set forth on the part of Landlord and Tenant to be performed, Landlord does hereby lease unto said Tenant, and the latter does lease from the former approximately 3,825 square feet at the following premises: 1111 Benfield Boulevard, Suite 230, Millersville, Maryland 21108 for the term of five (5) years and six (6) months and two (2) weeks beginning on the 16th day of March, 2000 and ending on the 30th day of September, 2005 at and for the annual rental of (see rent schedule below), payable in advance on the first day of each and every month during the term of this Lease in equal monthly installments of (see rent schedule below). Said rental shall be paid to MIE Properties, Inc., 5720 Executive Drive, Baltimore, Maryland 21228-1757, or at such other place or to such appointee of Landlord as Landlord may from time to time designate in writing.

         TENANT COVENANTS AND AGREES WITH LANDLORD AS FOLLOWS:
         1. To pay said rent and each installment thereof as and when due, without setoff or deduction.

         RENTAL - ESCALATION

         2. Beginning with the first anniversary of the commencement date of the lease term and each annual anniversary thereafter throughout the remainder of the Lease and renewal term if any, the annual rent shall be increased by three percent (3%) of the previous year's rent, which

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sum shall be payable in equal monthly advance as hereinabove  set forth,  and as set forth in the rent schedule below.

         USE

         3. To use and occupy the leased premises solely for the following purposes:

              General offices for packaging company and related entities.

                                  RENT SCHEDULE

         TERM                                     ANNUAL RENT     MONTHLY RENT
         ----                                     -----------     ------------
         March 16, 2000 - September 30, 2000               -      $3,612.50
         October 1, 2000 - September 30, 2001     $65,025.00      $ 5,418.75
         October 1, 2001 - September 30, 2002     $66,975.75      $ 5,581.31
         October 1, 2002 - September 30, 2003     $68,985.02      $5,748.75
         October 1, 2003 - September 30, 2004     $71,054.57      $5,921.21
         October 1, 2004 - September 30, 2005     $73,186.21      $6,098.85

         ADDITIONAL RENT

         4.   A.   UTILITIES

              Tenant shall apply for and pay, directly to the provider, all costs of electricity, gas telephone and other utilities used or consumed on the premises together with all taxes, levies or other charges on such utilities. Tenant agrees to pay as additional rent, Tenant's Pro Rata Share of the water and sewer service charges, or when applicable, Tenant's pro rata share of the cost of maintaining and operating the well water and/or septic system chargeable to the total building in which the premises are located. However, if in Landlord's reasonable judgement, the water and sewer charges for the premises are substantially higher than normal due to Tenant's water usage, then Tenant agrees that it will, upon written notice from Landlord, install a water

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meter at Tenant's  expense and thereafter pay all water charges for the premises based on such meter readings.

              B.   TAXES

              Tenant shall pay to Landlord, as additional rent, Tenant's pro-rata share of the taxes in excess of those assessed against the property during the fiscal year commencing July 1, 1999 and ending June 30, 2000 whether the taxes are payable to the State of Maryland and/or Anne Arundel County. If this Lease shall be in effect for less than a full fiscal year, Tenant shall pay a pro-rata share of the increased taxes based upon the number of months that this Lease is in effect. Said taxes shall include Metropolitan District Charges, sewer service charges and CPRA charges, if any, and any and all benefits or assessments which may be levied on the premises hereby Leased but shall not include the United States Income Tax, or any State or other income tax upon the income or rent payable hereunder.

              C.   COMMON AREA

              Tenant shall pay to Landlord as additional rent, Tenant's Pro Rata Share of the following Common Area Expenses:

              -    Snow Removal
              -    Grounds Maintenance

              - Security (when Landlord, in its reasonable judgement deems necessary).
              -    Trash Removal (when supplied by Landlord).

              "Tenant's Pro Rata Share" shall mean the same percentage that the gross square foot area of' Tenant's leased premises bears to the gross square foot area of all leaseable floor area within the property. Landlord shall notify Tenant or any change in "Tenant's Pro Rata Share". Tenant's Pro Rata Share is equal to 9.4 percent. If the actual leaseable area of the

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property is or becomes  more than as set forth in this Lease,  Tenant's Pro Rata
Share shall be proportionately adjusted.

                  Landlord shall notify Tenant from time to time of the amounts which Landlord estimates will be payable by Tenant for Tenant's Pro Rata Share of Utilities, Taxes and Common Area expenses and Tenant shall pay such amounts to Landlord in equal monthly installments in advance on or before the first day of each month. Within a reasonable period of time following the end of each calendar year, or fiscal year (with regard to taxes) Landlord shall submit to Tenant a statement showing the Utilities Taxes and Common Area expenses to be paid by Tenant with respect to such year, the amount paid by Tenant, and the amount of the resulting balance due or overpayment. Each such statement shall be final and conclusive if no objection is raised within one hundred eighty (180) days after submission of each such statement. Notwithstanding the forgoing provisions of the above paragraph, Landlord may require Tenant to pay in arrears Tenant's Pro Rata Share of Utilities, Taxes and Common Area expenses in quarterly or semi-annual payments rather than on a monthly basis as provided above.

              Landlord shall keep for at least three (3) years after the expiration of each calendar year, true and accurate books of account and records proving payment of Utilities, Taxes and Common Area expenses ("Operating Expenses") which records conform to generally accepted accounting principles show the Operating Expenses incurred at the building for such calendar year.

              Tenant's employees, accountants, or representatives shall have the right to audit Operating Expenses and in connection therewith to examine Landlord's books of accounts and operating Expenses and supporting data maintained by Landlord and related to Operating

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Expenses.  If any such audit discloses that the Operating Expenses are less than those reported, Landlord shall forthwith pay to Tenant, or credit Tenant the difference as may be shown to be paid or payable for actual Operating Expenses.

              If Tenant disagrees on the accuracy of Operating Expenses as set forth in Landlord's statement, Tenant shall give written notice to Landlord to that effect, but shall nevertheless make payment in accordance with the terms of this Lease.

         MUNICIPAL REGULATING

         5. To observe, comply with and execute at its expense, all laws, orders, rules, requirements, and regulations of the United States, State, City or County of the said State, in which the leased premises are located, and of any and all governmental authorities or agencies and of any board of fire underwriters or other similar organization, respecting the premises hereby leased and the manner in which said premises are or should be used by Tenant.

         ASSIGNMENT AND SUBLET

         6. Not to assign this Lease, in whole or in part, or sublet the leased premises, or any part or portion thereof, or grant any license or concession for any part of the premises, without the prior written consent of' Landlord, said permission shall not be unreasonably withheld, conditioned or delayed. If such assignment or subletting is permitted, Tenant shall not be relieved from any liability whatsoever under this Lease. Landlord shall be entitled to all additional considerations over and above those stated in this Lease, which are obtained in or for the sublease and/or assignment. Except in the case of a "Permitted Assignment" as hereinafter defined no option rights call be assigned or transferred by Tenant to an assignee or subtenant.

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Any sublet or assignment of' this Lease will be assessed with processing fees to be paid for by Tenant as additional rent. Such fees shall not exceed $500.00.

         Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without the prior consent of Landlord, to assign this lease or sublet the whole or any part of the leased premises to a corporation or entity which: (i) is Tenant's parent organization; or, (ii) is a wholly-owned subsidiary of Tenant or Tenant's parent corporation; or, (iii) is a corporation of which Tenant or Tenant's parent owns in excess of fifty (50%) of the outstanding capital stock; or, (iv) as a result of a consolidation or merger with Tenant and/or Tenant's parent corporation, shall own all the capital stock of Tenant or Tenant's parent corporation; or, (v) substantially all of Tenant's assets may be transferred. Any transfer pursuant to (i), (ii), (iii), (iv), or
(v) above shall be subject to the following conditions: (a) Tenant shall remain fully liable during the unexpired term of this lease; (b) any such assignment, sublease, or transfer shall be subject to all of the terms, covenants, and conditions of this lease and such assignee, subtenant, or transferee shall expressly assume the obligations of Tenant under the Lease by a document reasonably satisfactory to Landlord; and (c) shall be considered a "Permitted Assignment".

         INSURANCE

         7. Tenant will not do anything in or about said premises that will contravene or affect any policy of insurance against loss by fire or other hazards, including, but not limited to, public liability now existing or which Landlord may hereafter place thereon, or that will prevent Landlord from procuring such policies in companies acceptable to Landlord. Tenant will do everything reasonably possible, and consistent with the conduct of Tenant's business, to obtain the greatest possible reduction in the insurance rates on the Property, including the building in

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which the  premises is situated.  Tenant  further  agrees to pay, as  additional rent, any increase in the premium of any insurance carried by Landlord caused by Tenant's occupancy, the nature of its business, any alterations or installations made by Tenant, or otherwise resulting from any act of Tenant its agents, employees or customers.

         ALTERATIONS

         8. (a) Tenant will not make any alterations in addition to original improvements to the premises without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. If Tenant shall desire to make any such alterations, plans for the same shall first be submitted to Landlord for approval, and the same shall be performed by Tenant at its own expense, Tenant agrees that all such work shall be done in a good and workmanlike manner, that the structural integrity of the building shall not be impaired, that no liens shall attach to the building by reason thereof, and that all alterations shall be in accordance with all applicable building codes.

              (b) Tenant agrees to obtain at Tenant's expense all permits pertaining to the alterations. Tenant also agrees to obtain, prior to commencing to make such alterations and to keep in full force and effect at all times while such alterations are being made, all at Tenant's sole cost and expense, such policies of insurance pertaining to such alterations and/or to the making thereof as Landlord reasonably may require Tenant to obtain, including, but not limited to, public liability and property damage insurance, and to furnish Landlord evidence satisfactory to Landlord of the existence of such insurance prior to Tenant's beginning to make such alterations.

              (c) Any such alterations shall become the property of Landlord as soon as they are affixed to the premises and all right, title and interest therein of Tenant shall immediately

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cease,  unless otherwise  agreed to by Landlord in writing.  Landlord shall have the sole right to collect any insurance for any damage of any kind caused by any alterations or improvements placed upon the premises by Tenant. If the making of' any such alterations, or the obtaining of any permits therefore shall directly or indirectly result in a franchise, minor privilege or any other tax or increase in tax, assessment or increase in assessment, such tax or assessment shall be paid, immediately upon its levy and subsequent levy, by Tenant.

              (d) Unless Landlord shall elect in writing that all or part of any alterations, except the original improvement as indicated in Exhibit A, installed by Tenant shall remain, the premises shall be restored to their original condition by Tenant, at its own expense, before the expiration of its tenancy.

              (e) Any alterations or modifications (in addition to the improvements as described herein in Section 34) Tenant requests Landlord to make on Tenant's behalf during the term of this lease shall be due and payable as additional rent.

              (f) Notwithstanding anything to the contrary contained in this Lease, Tenant shall be permitted to make any non-structural and non-material alteration, and improvements, less than $5,000, without the prior written consent of the Landlord. Tenant shall have the right at all times to install furniture, equipment, and trade fixtures, provided that Tenant complies with all applicable governmental rules, regulations, laws, statutes, and ordinances. Tenant shall have the right, and the obligation, to remove, at the expiration or sooner termination of this Lease, trade fixtures, furniture, and equipment; however, Tenant shall, prior to the termination of this Lease, repair any damage caused by such removal. Tenant shall not be required to make any

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structural  alterations to the demised premises,  including  without  limitation installing sprinkler systems, fire doors or ADA complaint improvements.

         MAINTENANCE

         9. (a) Tenant will, during the term of this Lease, keep said demised premises and appurtenance (including, but not limited to, interior and exterior windows, interior and exterior doors, interior plumbing, all heating and air conditioning. and interior and exterior electrical works thereof) in good order and condition and will make all necessary repairs or replacement thereof at its own expense. Tenant will be responsible for all exterminating services, except termites, required in said demised premises. Landlord does, however, give a ninety (90) day warranty on all of the above mentioned items. This warranty does not include the required annual maintenance contract on the HVAC unit(s) as described below. Any repair made by Landlord at the request of Tenant to Tenant's demised premises shall be invoiced to Tenant and shall become due and payable as additional rent. If Tenant does not make necessary repair within thirty (30) days after receiving written notice from Landlord of the need to make a repair, Landlord will proceed to make said repair and the cost of said repair will become part of and in addition to the next due monthly rental.

              (b) Tenant agrees to furnish to Landlord, at the expense of Tenant, prior to occupancy, a copy of all executed and paid for annual maintenance contract on all heating and air conditioning equipment which furnishes HVAC for said Tenant premises only with a reputable company acceptable to Landlord and said contract will be kept in effect during the term of the Lease at the expense of Tenant. Should Tenant not provide a satisfactory HVAC Maintenance contract to Landlord prior to occupancy, Tenant shall be provided a contract through MIE

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Properties,  Inc.  Billings for this contract  shall become due and payable upon receipt of invoice and shall be considered additional rent.

              (c) Landlord will make all necessary structural repairs to the exterior masonry walls including the foundation, glass in exterior walls and doors, structural floors, ceilings, roof, exterior of the building, equipment, and all other structural elements, common areas and facilities of the building, and any of the foregoing which shall be located in the demised premises, unless the repair is due to misuse or neglect by Tenant or any of its employees, agents, or contractors. Landlord agrees to commence repairs promptly after demand from Tenant and shall thereafter be diligently prosecuted to completion.

              (d) Tenant will, at the expiration of the term or at the sooner termination thereof by forfeiture or otherwise, deliver up the demised premises in the same good order and condition as they were at the beginning of the tenancy, reasonable wear and tear excepted.

         DEFAULT

         10. If Tenant shall fail to pay said rental or any other sum required by this Lease to be paid by Tenant and such failure shall continue for ten (10) days after written notice thereof to Tenant, Landlord shall have, along with any and all other legal remedies, the immediate right to make distress therefore, and upon such distress, in Landlord's discretion, this tenancy shall terminate. In case Tenant shall fail to comply with any of the other provisions, covenants, or conditions of this Lease, on its part to be kept and performed, and such default shall continue for a period of twenty (20) days after written notice thereof shall have been given to Tenant by Landlord, and/or if Tenant shall fail to pay said rental or any other sum required by the terms of this Lease to be paid by Tenant. However, if a default shall be of a nature that it cannot

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reasonably  be cured  within such twenty  (20) day period,  Tenant  shall have a reasonable period of time in which to cure such default, provided Tenant shall commence to cure such default within such twenty (20) day period and shall diligently prosecute such cure to completion. Then, upon the happening of any such event, and in addition to any and all other remedies that may thereby accrue to Landlord, Landlord may do the following:

         1. LANDLORD'S ELECTION TO RETAKE POSSESSION WITHOUT TERMINATION OF LEASE. Landlord may retake possession of the leased premises and shall have the light, but not the obligation, without being deemed to have accepted a surrender thereof, and without terminating this Lease, to relet the same for the remainder of the Lease term upon terms and conditions satisfactory to Landlord and if the rent received from such reletting does not at least equal the rent and other sums payable by Tenant hereunder, Tenant shall pay and satisfy the deficiency between the amount of rent and other sums so provided in this Lease and the rent received through reletting the Leased premises; and, in addition, Tenant shall pay reasonable expenses in connection with any such reletting, including, but not limited to, the cost of renovating, altering and decorating for any occupant. leasing commissions paid to any real estate broker or agent, and attorney's fees incurred. Notwithstanding the above Landlord agrees to use its best efforts to relet the leased premises and mitigate Landlord's damages.

         2. LANDLORD'S ELECTION TO TERMINATE LEASE. Landlord may terminate the Lease and forthwith repossess the leased premises and be entitled to recover as damages a sum of money equal to the total of the following amounts:

              (a) any unpaid rent or any other outstanding monetary obligation of Tenant to Landlord under the Lease;

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              (b)  the balance of the rent and other sums  payable by Tenant for the remainder of the lease term into be determined as of the date of Landlord's re-entry;

              (c) reasonable damages for the wrongful withholding of the leased premises by Tenant;

              (d) all reasonable legal expenses, including attorney's fees, expert and witness fees, court costs and other costs incurred in exercising its rights under the Lease;

              (e) all reasonable costs incurred in recovering the leased premises, restoring the Leased premises to good older and condition, and all commissions incurred by Landlord in reletting the leased premises; and

              (f) any other reasonable amount necessary to compensate Landlord for all detriment caused by Tenant's default.

         DAMAGE

         11. In the case of the total destruction of said leased premises by fire, other casualties, the elements or other cause, or of such damage thereto, Landlord shall within thirty (30) days after such fire or other casualty notify Tenant of the length of time required to complete the restoration thereof. If the leased premises shall be rendered totally unfit for occupancy by Tenant for more than forty five (45) days, this Lease, upon surrender and delivery to Landlord of the said leased premises by Tenant, together with the payment of the rent to the date of such occurrence shall terminate and be at an end. If the leased premises are tendered partly untenantable by any cause mentioned in the preceding sentence, Landlord shall at its own expense, restore said leased premises with all reasonable diligence, and the rent shall be abated proportionately for the period

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of said partial  untenantability  and until the leased  premises shall have been fully restored by Landlord.

         Notwithstanding to the contrary in this Lease, if the demised premises are substantially damaged or destroyed so that Tenant cannot conduct its normal business operations and if such damage has not been repaired within ninety (90) days thereafter, Tenant shall have the right to terminate this Lease.

         BANKRUPTCY

         12. In the event of the appointment of a receiver or trustee for Tenant by any court, Federal or State, in any legal proceedings under any provisions of the Bankruptcy Act, if the appointment of such receiver or such trustee is not vacated within sixty (60) days, or if said Tenant be adjudicated bankrupt or insolvent, or shall make all assignment for the benefit of its creditors, then and in any of said events, Landlord may, at its option, terminate this tenancy, and re-enter upon said premises.

         POSSESSION/BENEFICIAL OCCUPANCY

         13. Landlord covenants and agrees that possession of said premises shall be given to Tenant as soon as said premises are ready for occupancy. In case possession, in whole or in part, cannot be given to Tenant on or before the commencement date of this Lease, Landlord agrees to abate the rent proportionately until possession is given to said Tenant, and Tenant agrees to accept such prorated abatement as liquidated damages for the failure to obtain possession. Landlord shall use its best efforts to deliver the leased premises to Tenant by March 16, 2000.

         If Tenant occupies any portion of' the premises prior to tender of possession thereof by Landlord, such partial occupancy shall be deemed to be beneficial occupancy and a proportionate

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share of the rent shall be due and payable as to that portion of the premises so occupied, immediately upon Tenant's occupancy. Such occupancy by Tenant and rent thereby due shall not depend on official governmental approval of such occupancy, state of completion of building availability or connection of utilities and services such as but not limited to sewer, water, gas, oil, or electric. No rent credit shall be given because of lack of utilities or services unless caused by the gross negligence of Landlord.

         SIGNS, ETC.

         14.  Tenant covenants and agrees that:
              (a) It will not place or permit any signs, lights, awnings or poles on or about the exterior of said premises without file prior permission, in writing, of Landlord and in the event such consent is given, Tenant agrees to pay any minor privileges or other tax.

              (b) Landlord is to immediately remove and dispose of any of the unauthorized aforementioned items at the expense of Tenant and said reasonable cost shall become part of and in addition to the next due monthly rental, as additional rent. Tenant further covenants and agrees that it will not paint or make any changes in or on the outside of said premises without the written permission of Landlord. Tenant agrees that it will not do anything on the outside of said premises to change file uniform architecture, paint or appearance of said building, without the written consent of Landlord.

              (c) Landlord shall have the right to place a "For Rent" sign on any portion of said premises for ninety (90) days prior to termination of this Lease and to place a "For Sale" sign thereon at any time.

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         EXTERIOR OF PREMISES

         15. Tenant further covenants and agrees not to put any items on the sidewalk or parking lot in the front, rear, or sides of said building or block said sidewalk, and not to do anything that directly or indirectly will take away any of the rights of ingress or egress or of light from any other tenant of Landlord or do anything which will, in any way, change the uniform and general design of any property of Landlord of which the leased premises hereby leased shall constitute a part.

         WATER DAMAGE

         16. Tenant covenants and agrees that Landlord shall not be held responsible for and Landlord is hereby released and relieved from any liability by reason of or resulting from damage or injury to person or property of Tenant or of anyone else, directly or indirectly caused by (a) dampness or water in any part of said premises or in any part of any other property of Landlord or of others and/or (b) any leak or break in any part of said premises or in any part of any other property of Landlord or of' others or in the pipes of the plumbing or heating works thereof, unless the damage is due to Landlord's or Landlord's employees, agents, or contractor's negligence or willful misconduct.

         LIABILITY

         17. Landlord shall not be liable to Tenant for any loss or damage to Tenant or to any other person or to the property of Tenant or of any other person unless such loss or damage shall be caused by or result from a negligent act of emission or commission or the willful misconduct on the part of Landlord or any of its agents, servants, or employees. Tenant shall indemnify and save harmless Landlord, its successors or assigns, from all claims and demands of every kind,

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that may be  brought  against  it,  them or any of them for or on account or any damage, loss or injury to persons or property in or about the leased premises during the continuance of this tenancy, or during the time of any alterations, repairs, improvements or restorations to said property by Tenant and arising in connection therewith, and from any and all costs, expenses and other charges, including reasonable attorney's fees, which may be imposed upon Landlord, its successors or assigns, or which it or they may be obligated to incur in consequence thereof'. Tenant shall also carry and pay for a general liability policy including fire damage liability naming Landlord as an additional insured, with combined single limits of not less than $2,000,000.00, and will furnish
Landlord with certificate of same showing a thirty (30) day notice of cancellation clause.

         RIGHT OF ENTRY

         18. It is understood and agreed that Landlord, and its agents, servants, and employees, including any builder or contractor employed by Landlord, shall have, and Tenant hereby gives them and each of them, the absolute, and unconditional right, license and permission, at any and all reasonable times, and for any reasonable purpose whatsoever, to enter through, across or upon the leased premises or any part thereof, and, at the option of Landlord, to make such reasonable repairs to or changes in said premises as Landlord may deem necessary or proper. Notwithstanding anything to the contrary in this lease, except in the case of emergency, Landlord shall use its best efforts to give reasonable advance notice to Tenant before Landlord, and its agents, servants, and employees, including any builder or contractor employed by Landlord, enters the demised premises.

         EXPIRATION

         19. It is agreed that the term of this Lease expires on September 30, 2005 without the necessity of any notice by or to any of the parties hereto. If Tenant shall occupy the leased premises after such expiration, it is understood that, in the absence of any written agreement to the contrary said Tenant shall hold said premises as a "Tenant from month-to-month", subject to all the other terms and conditions of this Lease, at one and one half times (1 1/2) times the highest monthly rental installment reserved in this Lease; provided that Landlord shall, upon such expiration, be entitled to the benefit of all public general or public local laws relating to the speedy recovery of the possession of' lands and tenements held over by Tenant that may be now in force or may hereafter be enacted.

         Prior to Lease expiration, Tenant agrees to schedule all inspection with Landlord to confirm that the leased premises will be in proper order at expiration, including, but not limited to, lighting, mechanical, electrical and plumbing systems.

         CONDEMNATION

         20. It is agreed that in the event condemnation proceedings are instituted against the leased premises and possession taken by the condemning authority, then this Lease shall terminate at the date possession is taken and Tenant shall not be entitled to recover any part of the award.

         SUBORDINATION

         21. It is agreed that Landlord shall have the right to place a mortgage or deed of trust on the premises and this Lease will be subordinate to any such mortgage or deed of trust whether presently existing or hereafter placed on the premises. Tenant agrees to execute any and all reasonable documents assisting the effectuating of said subordination. Furthermore, if any person or entity shall succeed to all or part of Landlord's interest in the leased premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, or otherwise, Tenant shall automatically attorn to such successor in interest, which attornment shall be self operative and effective upon the signing of this Lease, and Tenant shall execute such other agreement in confirmation of such attornment as such successor in interest shall reasonably request.

         NOTICES

         22. Any written notice required by this Lease shall be deemed sufficiently given, if hand delivered, or sent via first class mail, certified mail or by overnight courier service. Any notice required by this Lease is to be sent to Landlord at:

                  5720 Executive Drive
                  Baltimore, Maryland 21228-1757

         Any notice required by this Lease is to be sent to Tenant at:

                  1111 Benfield Boulevard, Suite 230
                  Millersville, Maryland 21108


         REMEDIES NOT EXCLUSIVE

         23. No remedy conferred upon Landlord shall be considered exclusive of any other remedy, but shall be in addition to every other remedy available to Landlord under this Lease or as a matter of law. Every remedy available to Landlord may be exercised concurrently or from time to time, as often as the occasion may arise. Tenant hereby waives any and all rights which it may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.

         NON-WAIVER

         24. It is agreed that the failure of Landlord to insist in any one or more instances upon a strict performance of any covenant of this Lease or to exercise any right herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or right, but the same shall remain in full force and effect, unless the contrary is expressed in writing by Landlord. The receipt of rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant hereunder, shall not be deemed to be a waiver of any provisions of this Lease. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee of Landlord shall be deemed to be an acceptance of a surrender of the premises, excepting only an agreement in writing by Landlord accepting or agreeing to accept such surrender.

         SECURITY DEPOSIT AND FINANCIAL STATEMENTS

         25. A security deposit of $3,612.50 is required to accompany this Lease, when submitted for approval by Landlord, subject to all the conditions of the Security Deposit Agreement attached. If this Lease is not approved by Landlord within thirty (30) days of its submission to Landlord, the security deposit will be refunded in full. Landlord shall have the right to require annual financial statements for Tenant and/or any Guarantor of this Lease. Tenant or Guarantor shall provide written answers to any questions from Landlord which are related to Tenant's financial statements or provide written projections on Tenant's business, if the financials are unacceptable to Landlord.

         FINAL AGREEMENT

         26. This Lease contains the final and entire agreement between the parties hereto, and neither they nor their agents shall be bound by any terms, conditions or representations not herein written.

         LEGAL EXPENSE

         27. In the event, to enforce the terms of this Lease, either party files legal action against the other, and is successful in said action, the losing party agrees to pay all reasonable expenses to the prevailing party, including the reasonable attorney's fee incident to said legal action. In the event that Landlord is successful in any legal action filed against Tenant, Landlord's reasonable attorney's fees incident to said legal action shall be due as additional rent.

         LAND

         28. It is agreed that the leased premises is the building area occupied by Tenant and only the land under that area.

         RELOCATION

         29. Landlord shall have the right at any time during the lease term, upon not less than sixty (60) days written notice to Tenant, to relocate Tenant to another location within the Property, provided: (a) the new location is similar or better in size, utility and appearance to the premises hereby demised and (b) Landlord pays all reasonable moving costs, including but not limited to telephone and computer wiring and new stationery and other expenses associated with relocating an office, incurred by Tenant in connection with such move. The parties shall, upon Landlord's request, execute an amendment to this Lease which will specify the change in leased premises, but this Lease shall in no other respect be amended. Notwithstanding anything to the contrary in this Lease, Landlord may only exercise the right to relocate Tenant once during the original lease term.

         ENVIRONMENTAL REQUIREMENTS

         30. Tenant hereby covenants and agrees that if at any time it is determined that there are materials placed on the premises by Tenant or its agents, servants, employees or invitees which, under any environmental requirements, require special handling in collection, storage, treatment or disposal, Tenant shall, within thirty (30) days after written notice thereof, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all environmental requirements. If Tenant shall fail to take such action, Landlord may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so, and all sums so advanced or paid, including all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorney's fees, fines, or other penalty payments, shall be at once repayable by Tenant as additional rent and shall bear interest at the rate of two (2%) per annum above the Prime Rate from time to time as published by the Wall Street Journal, from the date the same shall become due and payable until the date paid. Failure of Tenant to comply with all environmental requirements shall constitute and be a default under this Lease.

         Tenant will remain totally liable hereunder regardless of any other provisions which may limit recourse.

         SEVERABILITY

         31. In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         LATE CHARGE

         32. If Tenant shall fail to pay when due, after applicable notice and grace periods, the said rental or any other sum required by the terms of this lease to be paid by Tenant. then, upon the happening of any such event, and in addition to any and all other remedies that may thereby accrue to Landlord, Tenant agrees to pay to Landlord a late charge of five percent (5%) of the monthly account balance. The late charge on the base rent accrues after ten (10) days of the due date and said late charge shall be collectible as additional rent.

         In the event Tenant's rent is received fifteen (15) days after due date, Landlord has the option to require the rental payment be made with a certified or cashier's check.

         QUIET ENJOYMENT

         33. Tenant, upon paying the rent, additional rent and other charges herein provided for and observing and keeping all of its covenants, agreements and conditions in this Lease, shall quietly have and enjoy the premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord; subject, however, to all exceptions, reservations and conditions of this Lease.

         LANDLORD'S WORK

         34. The Leased premises shall contain only the following items at the expense of Landlord:

         35. As per Exhibit "A", using building standard materials. Landlord has allocated a $20.00 per square foot allowance for Tenant's interior improvements. Should Tenant exceed this allowance, Tenant will be responsible for the extra costs.

         WINDOW COVERINGS

         36. Tenant covenants and agrees not to install any window covering, other than a one-inch horizontal mini-blind of an off-white color, unless approved in writing by Landlord.

         RULES AND REGULATIONS

         37. Tenant shall at all times comply with the Rules and Regulations attached hereto. Landlord shall use its best efforts to enforce the Rules and Regulations equitably against all tenants of the property.

         ESTOPPEL CERTIFICATE

         38. Tenant and/or Landlord shall, at any time during the term of this Lease or any renewal thereof, upon request of the other party, execute, acknowledge, and deliver to such party or its designee, a statement in writing, certifying that this Lease is unmodified and in full force and effect if such is the fact.

         ADDITIONAL RENT

         39. All sums of money required to be paid by Tenant to Landlord pursuant to the terms of this Lease, unless otherwise specified herein, shall be considered additional rent and shall be collectible by Landlord as additional rent, in accordance with the terms of this Lease.

         EXCULPATION CLAUSE

         40. Neither Landlord nor any principal, partner. member, officer, director, trustee or affiliate of' Landlord (collectively, "Landlord Affiliates") shall have any personal liability under any provision of this Lease.

         OPTIONS

         41. Provided Tenant is not then in default thereunder, after applicable notice and grace periods, Tenant may extend the term of this Lease and as it may be amended from time to time, for one (i) further successive period of five (5) years each, by notifying Landlord in writing of its intention to do so at least one hundred twenty (120) days prior to the expiration of the then current term. The annual rental for each succeeding extension shall be adjusted as follows:

              (a) If at the end of the original term of this Lease or at the end of any renewal term, the official Consumers' Price Index for All Urban Consumers (CPIU), U.S. Average, All Items, published by the Bureau of Labor Statistics, U.S. Department of Labor (1982 - 1984=100) (the "CPI") is in excess of the CPI at the date of the commencement of the original term of this Lease, the annual rental for the succeeding Lease term shall be determined by multiplying said $65,025.00 by a fraction, the numerator of which is the CPI six months prior to the end of the current Lease term, and the denominator of which is the CPI six months prior to the date of the commencement of the original term of this Lease. The monthly installments of rent shall be adjusted accordingly, provided, however, that the annual rental payable by Tenant under this Lease never be less than $73, 186.21, during the extension term.

              (b) In the event the Bureau of Labor Statistics shall cease to publish the aforesaid Index in its present form and calculated on the present basis, a similar index or an index reflecting similar changes in the cost of living shall be chosen by agreement of the parties. In the event the parties are unable to agree upon the selection of such an index, such dispute shall be submitted to arbitration in accordance with the rules of the American Arbitration Association.

              (c) If the option to extend the term of this Lease is not timely exercised, the unexercised option to extend shall automatically become null and void.

              (d) The right to extend the term of this Lease may be exercised only by the undersigned Tenant or a "Permitted Assignment" for its continued use and occupancy of the Leased premises and only if it is in possession of the Leased premises and operating a permitted use when it exercises the right.

approved an assignment of this Lease. However, if Tenant assigns this Lease, with Landlord's consent to any corporation into which or with which Tenant merges or consolidates and/or to any parent, subsidiary, or affiliated corporation, the assignee may exercise such right to renew.

              (e) If Tenant shall not cure a default under the Lease, after applicable notice and grace periods, all unexercised rights to extend the term of the Lease shall automatically be extinguished and become null and void.

AS WITNESS THE HANDS AND SEALS OF THE PARTIES HERETO THE DAY AND YEAR FIRST ABOVE WRITTEN:

WITNESS:                          TENANT: International Dispensing Corporation

       /s/ Lynn Chan              By: /s/ Jeffrey D. Lewenthal
---------------------------           ---------------------------

                                  Printed Name: Jeffrey D. Lewenthal
                                  Title: Executive Vice President/CFO

WITNESS:                          LANDLORD: MIE Properties, Inc., as agent for
                                            owner

                                  By: /s/ Robert C. Becker
-------------------------             -----------------------

                                  Printed Name: Robert C. Becker
                                  Title: Vice President

                           SECURITY DEPOSIT AGREEMENT

This is NOT a rent receipt.

                             Date November 30, 1999
                                  -----------------

         Received from International Dispensing Corporation, the amount of $3,612.50, as security deposit for premises 1111 Benfield Boulevard, Suite 230, Millersville, Maryland 21108.

         Landlord agrees that, subject to the conditions listed below, this security deposit will be returned in full within thirty (30) days of vacancy.

         Tenant agrees that this security deposit may not be applied by Tenant as rent and that the full monthly rent will be paid on or before the first day of every month, including the last month of occupancy, Tenant further agrees that a mortgagee of' the property demised by the Lease to which this Security Deposit Agreement is appended and/or a mortgagee thereof in possession of 'said property and/or a purchaser of said property at a foreclosure sale shall not have any liability to Tenant for this security deposit.

         SECURITY DEPOSIT RELEASE PREREQUISITES:
         ----------------------------------------
         1.   Full term of Lease has expired.
         2.   No damage to property beyond fair wear and tear.
         3.   Entire Leased premises clean and in order.
         4. No unpaid late charges or delinquent rents, or other delinquent sums payable by Tenant.
         5.   All keys returned.
         6. All debris and rubbish and discards placed in proper rubbish containers.
         7.   Forwarding address left with Landlord.

AS WITNESS THE HANDS AND SEALS OF THE PARTIES HERETO THE DAY AND YEAR FIRST ABOVE WRITTEN:


WITNESS:                          TENANT: International Dispensing Corporation

    /s/ Lynn Chan                 By: /s/ Jeffrey D. Lewenthal
------------------------              ---------------------------

WITNESS:                          LANDLORD: MIE Properties, Inc., as agent for
                                            owner

                                  By: /s/ Robert C. Becker
------------------------              -----------------------

                              RULES AND REGULATIONS

1111 Benfield Boulevard, Suite 230, Millersville, Maryland 21108

1. The Common Facilities, and the sidewalks, driveways, and other public portion of the Property (herein "Public Areas") shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress or egress to and from its premises, and Tenant shall not permit any of' its employees, agents. licensees or invitees to congregate or loiter in any of the Public Areas. Tenant shall not invite to, or permit to visit its premises, persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Public Areas. Landlord reserves the right to control and operate, and to restrict and regulate the use of, the Public Areas and the public facilities, as well as facilities furnished for the common use of Tenants, in such manner as it deems best for the benefit of Tenants generally.

2. No bicycles, animals (except seeing eye dogs) fish or birds of any kind shall be brought into, or kept in or about any premises within the Building.

3. No noise, including, but not limited to, music, the playing of' musical instruments, recordings, radio or television, which, in the judgement of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant.

4. Tenant's premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

5. Tenant shall not cause or permit any odors of cooking or other processes, or any unusual or objectionable odors, to emanate from its premises which would annoy other tenants or create a public or private nuisance.

6. Plumbing facilities shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, newspapers or other substances or any kind shall be thrown into them.

7.       Tenant agrees to keep the Leased  Premises in a neat, good and sanitary
         condition  and  to  place  garbage,   trash,   rubbish  and  all  other
         disposables only where Landlord directs.

8. Landlord reserves the right to rescind, alter, waive or add, any Rule or Regulation at any time prescribed for the Building when, in the reasonable judgment of Landlord, Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Building, or the preservation of' good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration, waiver or addition of any Rule or Regulation in respect of' one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant.

9. Tenant shall have the non-exclusive right to park in parking spaces in front of and behind tenant's Leased Premises. Landlord warrants that the parking space ratio shall never be less than four (4) spaces to every 1,000 square feet of rentable building area.

10. Tenant shall not place any storage trailers or other storage containers of any type outside Tenant's premises.

11. Tenant shall not park, on a permanent or semi permanent basis, any trailers behind any dock doors or in any other location outside Tenant's premises for the purpose of storage.

12. Non-compliance with any of the above rules and regulations may, in Landlord's reasonable judgement, result in a monetary fine not to exceed $25.00 per day, Landlord will notify Tenant of such violations and Tenant will have ten (10) days to rectify, after which, daily fine will be applied.